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CUSIP No. 928753102                   13G                      Page 7 of 9 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                                FEBRUARY 4, 1997


    MORGAN  STANLEY  GROUP  INC.  and  MORGAN  STANLEY  &  CO.  INCORPORATED

hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


            MORGAN  STANLEY  GROUP INC.


   BY:      /s/ Edward J. Johnsen
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            Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated


            MORGAN  STANLEY & CO. INCORPORATED


   BY:      /s/ Edward J. Johnsen
            --------------------------------------------------------------------
            Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated